UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: March 9, 2009
(Date of earliest event reported )
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On March 9, 2009, Agilysys, Inc. (the “Company”) announced that Richard A. Sayers II, Executive Vice President and Chief Human Resources Officer since May 2002, would be leaving the Company effective March 15, 2009, following the elimination of his position as part of the Company’s strategic realignment. Mr. Sayers previously entered into a Non-Competition Agreement and a Change of Control Agreement (the “Agreements”) with the Company, both effective as of February 25, 2000 and subsequently amended in January 2003, April 2007, October 2008, and December 2008. The Agreements with Mr. Sayers were each included as Exhibit 10(ee) and 10(dd), respectively, to the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, and a single amendment to both of Mr. Sayers’ agreements was incorporated by reference to Exhibit 10(ff) to the Company’s Annual Report on Form 10- K for the year ended March 31, 2006. In connection with his separation from the Company, Mr. Sayers entered into a Separation Agreement Amendment to Change of Control Agreement and Non-Competition Agreement on March 11, 2009 (the “Separation Agreement”). Pursuant to the Agreements and the Separation Agreement, and subject to a six- month delay if necessary under Section 409A of the Internal Revenue Code of 1986, the Company will make payments on regularly scheduled intervals for one year after termination and, within thirty days after the one year anniversary of the termination date, the Company will pay the remainder of the total amount owed in a lump sum.

A copy of the Separation Agreement Amendment to Change of Control Agreement and Non-Competition Agreement executed on March 11, 2009 between the Company and Mr. Sayers is filed with this report as Exhibit 10.1 and is incorporated by reference herein. The foregoing discussion of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the full text of such exhibit.
Item 8.01. Other Events.
On March 9, 2009, the Company announced the appointment of Kathleen A. Weigand, as General Counsel and Senior Vice President, Human Resources effective immediately. Ms. Weigand has over 20 years of extensive legal and financial experience, working most recently as executive vice president, general counsel and secretary at U-Store-It Trust from 2006 to 2008. Prior to U-Store-It, Ms. Weigand was deputy general counsel and assistant secretary with Eaton Corporation from 2003 to 2005, and vice president, assistant general counsel and assistant secretary at TRW Inc. from 1995 to 2003. Ms. Weigand has a bachelor’s degree in accounting from Gannon University and earned her law degree from the Case Western Reserve University School of Law. Ms. Weigand is a certified public accountant and a member of the American Bar Association. She is also a member of the Finance Committee of the Society of Corporate Secretaries and Governance Professionals and a former member of its Board of Directors.
Due to the timing of the appointment, Ms. Weigand will not be listed as a named executive officer in the Company’s Proxy filing for the fiscal year ending March 31, 2009.
A copy of the press release announcing Ms. Weigand’s appointment is filed with this report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Separation Agreement Amendment to Change of Control Agreement and Non-Competition Agreement between Agilysys, Inc. and Richard A. Sayers II dated March 11, 2009

99.1	Press Release issued by Agilysys, Inc. on March 9, 2009 regarding the appointment of Kathleen A. Weigand as General Counsel and Senior Vice President, Human Resources

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kenneth J. Kossin, Jr.
Kenneth J. Kossin, Jr.
Senior Vice President and Chief Financial Officer

Date: March 12, 2009

Exhibit Index

Exhibit Number	Description

10.1	Separation Agreement to Change of Control Agreement and Non-Competition Agreement between Agilysys, Inc. and Richard A. Sayers II dated March 11, 2009
99.1	Press Release issued by Agilysys, Inc. on March 9, 2009 regarding the appointment of Kathleen A. Weigand as General Counsel and Senior Vice President, Human Resources